SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MERCATOR PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-2096338
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Fountain Square,

11911 Fountain Drive, Suite 1080,

Reston, Virginia 20190

(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-122303

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Units, each consisting of two shares of common stock, par value

$.0001 per share, five Class W warrants and five Class Z warrants

(Title of Class)

Series B Units, each consisting of two shares of Class B common stock,

par value $.0001 per share, one Class W warrant and one Class Z warrant

(Title of Class)

Common Stock, par value $.0001 per share

(Title of Class)

Class B Common Stock, par value $.0001 per share

(Title of Class)

Class W Warrants

(Title of Class)

Class Z Warrants

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Mercator Partners Acquisition Corp. (the “Registrant”) is registering (a) Series A Units (the “Series A Units”), each consisting of two shares of common stock, par value $.0001 per share (“Common Stock”), five Class W Warrants each to purchase one share of Common Stock (“Class W Warrants”) and five Class Z Warrants each to purchase one share of Common Stock (“Class Z Warrants”), (b) Series B Units (the “Series B Units”), each consisting of two shares of Class B common stock, par value $.0001 per share (“Class B Common Stock”), one Class W Warrant and one Class Z Warrant, (c) Common Stock, (d) Class B Common Stock, (e) Class W Warrants and (f) Class Z Warrants, pursuant to a Registration Statement on Form S-1 (File No. 333-122303) (the “Registration Statement”) that was filed with the Securities and Exchange Commission on January 26, 2005. Reference is made to the sections entitled “Prospectus Summary-The Offering” and “Description of Securities” in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Prospectus”). Such Registration Statement and all amendments to the Registration Statement, including the Prospectus, are hereby deemed to be incorporated by reference into this Form 8-A.

Item 2. Exhibits.

3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement)

3.2	By-laws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement)

4.1	Form of Certificate evidencing Series A Units (Incorporated by reference to Exhibit 4.1 to the Registration Statement)

4.2	Form of certificate evidencing Series B Units (Incorporated by reference to Exhibit 4.2 to the Registration Statement)

4.3	Form of certificate evidencing shares of Common Stock (Incorporated by reference to Exhibit 4.3 to the Registration Statement)

4.4	Form of certificate evidencing shares of Class B Common Stock (Incorporated by reference to Exhibit 4.4 to the Registration Statement)

4.5	Form of certificate evidencing Class W Warrants (Incorporated by reference to Exhibit 4.5 to the Registration Statement)

4.6	Form of certificate evidencing Class Z Warrants (Incorporated by reference to Exhibit 4.6 to the Registration Statement)

4.7	Form of Unit Purchase Option between the Registrant and HCFP/Brenner Securities LLC (Incorporated by reference to Exhibit 4.7 to the Registration Statement)

4.8	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as warrant agent (Incorporated by reference to Exhibit 4.8 to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MERCATOR PARTNERS ACQUISITION CORP.

By:	/s/ Rhodric C. Hackman
Name:	Rhodric C. Hackman
Title:	President

Dated: March 21, 2005